EXHIBIT 10.24

AMENDMENT NO. 1 TO THE SHARE LENDING AGREEMENT

This Amendment (this “Amendment”) to the Share Lending Agreement referred to below is made as of December 18, 2008, among Globalstar, Inc. (“Lender”) and Merrill Lynch International (“Borrower”), through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent for Borrower (“Borrowing Agent”).

WHEREAS, Lender and Borrower are parties to the Share Lending Agreement, dated April 10, 2008 (the “Share Lending Agreement”), containing terms and conditions under which Borrower may borrow from Lender shares of its Common Stock (as defined below);

WHEREAS, Lender and Borrower desire to amend the Share Lending Agreement as set forth herein.

NOW, THEREFORE, in consideration of their mutual covenants herein contained, Lender and Borrower agree as follows:

1.        Definitions; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Share Lending Agreement has the meaning assigned to such term in the Share Lending Agreement. Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Share Lending Agreement shall, after this Amendment becomes effective, refer to the Share Lending Agreement as amended hereby.

2.        Amendments to the Share Lending Agreement.  The Share Lending Agreement is hereby amended as follows:

(a)           Section 1 of the Share Lending Agreement shall be amended by:

(i)          adding the following defined terms in appropriate alphabetical order:

“Cash Settlement Amount” means, in respect of Loaned Shares as to which a Cash Settlement is effected pursuant to Section 4(f) following a termination of the corresponding Loan, an amount in U.S. dollars equal to the product of the number of such Loaned Shares and the Stock Price.

“Cash Settlement Date” means, in respect of Loaned Shares as to which Cash Settlement is effected pursuant to Section 4(f), a date or dates selected by Borrower, which date or dates shall be as soon as practicable after the determination of the Stock Price and the calculation of the related Cash Settlement Amount.

“Return Fee” means, in respect of a number of Loaned Shares determined by Borrower in its sole discretion (which shall not exceed the number of Loaned Shares returned to Lender, following a termination of the corresponding Loan), an amount equal to, for each such Loaned Share, 0.0025 times the Stock Price; provided that such amount shall not exceed $0.05 per Loaned Share nor be less than $0.005 per Loaned Share.

“Stock Price” means a price per share of Common Stock determined by Borrower pursuant to the stock price methodology agreed to by Borrower and Lender pursuant to Section 4(f)(iii).

(ii)         deleting clause (c) of the definition of “Maximum Number of Shares” in its entirety, and replacing it with the following new clause (c):

“(c)         If any Convertible Notes are tendered to Lender for conversion in accordance with the terms of such Convertible Notes, then, upon delivery of a written notice to Borrower  (the “Conversion Notification”), within two Business Days of receipt by Lender of the conversion notice required under the terms of the Indenture, setting forth (1) Lender’s determination of the daily conversion rates (within the meaning set forth in the Indenture) for such Convertible Notes, (2) whether the Lender has elected to settle all or any portion of such Convertibles Notes in cash pursuant to the terms of the Indenture (and if applicable the specified cash percentage as defined in the Indenture), (3) the conversion settlement dates for such Convertible Notes and (4) whether Lender elects a Cash Settlement pursuant to Section 4(f) with respect to the related Loan termination (and the number of Loaned Shares to which such Cash Settlement election applies), the Maximum Number of Shares shall be, effective as of the final conversion settlement date on which Lender delivers cash and/or shares of Common Stock in satisfaction of the related conversion obligation, reduced by a number of shares of Common Stock (rounded down to the nearest whole share) equal to the product of the Maximum Number of Shares immediately prior to such conversion and a fraction, the numerator of which is the principal amount of Convertible Notes tendered for conversion and the denominator of which is the principal amount of Convertible Notes outstanding as of such conversion settlement date (including any amount of Convertible Notes issued pursuant to the Option).

(b)           Section 4(a) of the Share Lending Agreement shall be deleted in its entirety, and replaced with the following:

“(a)         Borrower may terminate all or any portion of a Loan on any Business Day by giving written notice thereof to Lender designating a date (the “Optional Termination Date”) upon which such Loans shall terminate.”

(c)           Section 4(b) of the Share Lending Agreement shall be deleted in its entirety, and replaced with the following:

“(b)         All outstanding Loans, if any, shall terminate on the date this Agreement terminates pursuant to Section 13 (the “Facility Termination Date”).”

(d)           Section 4(c) of the Share Lending Agreement shall be deleted in its entirety, and replaced with the following:

“(c)         Subject to Section 4(d), if on any date (the “Excess Date”), the aggregate number of Loaned Shares under outstanding Loans exceeds the Maximum Number of Shares, an amount of Loans corresponding to the number of Loaned Shares in excess of the Maximum Number of Shares shall be terminated.

(e)           The following new Section 4(f) shall be added to the Share Lending Agreement immediately following Section 4(e):

“(f)          Upon the termination of any Loans pursuant to clauses (a), (b) or (c) above, Borrower shall deliver a corresponding number of Loaned Shares to Lender, against payment of the Return Fee in respect thereof by Lender to Borrower, no later than the fifth Business Day following the Optional Termination Date, Facility Termination Date or Excess Date, as applicable; provided that Lender may effect a cash settlement (a “Cash Settlement”) of Borrower’s obligation to deliver all or a portion of such Loaned Shares pursuant to this clause (f) but only if:

(i)            Borrower shall have consented to such Cash Settlement (which consent shall not be unreasonably withheld, but shall be subject to Borrower’s sole determination of applicable legal, regulatory or self-regulatory requirements or other internal policies and/or procedures and its determination as to whether it would incur any cost);

(ii)           Lender shall have designated in writing a number of Loaned Shares as to which Cash Settlement shall apply (A) in the case of an Excess Date occurring pursuant to clause (c) of the definition of the Maximum Number of Shares, in Lender’s Conversion Notification, (B) in the case of an Optional Termination Date, not later than the Business Day following such date, and (C) in the case of the Facility Termination Date, not later than the Business Day following such Facility Termination Date;  and

(iii)          Borrower and Lender shall have agreed on a methodology to determine the Stock Price in respect of such proposed Cash Settlement.

If a Cash Settlement shall apply pursuant to this clause (f), then, in lieu of delivering such Loaned Shares to Lender and payment of the Return Fee to Borrower, Borrower shall pay the related Cash Settlement Amount to Lender on the Cash Settlement Date.

(f)            Section 16(a) of the Share Lending Agreement shall be deleted in its entirety, and replaced with the following:

“(a)         All notices and other communications hereunder shall be in writing (where, email communications between Lender and Borrower shall constitute “notice,” “written notice” or any other notice “in writing” as used in this Agreement) and shall be deemed to have been duly given when received (or in the case of email, when transmitted, except if such email is no longer valid and promptly notifies the sender of its invalidity).”

(g)           Section 16(b) of the Share Lending Agreement shall be deleted in its entirety, and replaced with the following:

“(b)         All such notices and other communications shall be directed to the following address or email address, as the case may be (or such other address or email address of a party as specified in writing by that party to the other):

(i)                                     If to Borrower or Borrowing Agent to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

Email:  andrew_clark1@ml.com

(ii)           If to Securities Intermediary to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

Email:  andrew_clark1@ml.com

(iii)          Globalstar, Inc.
461 South Milpitas Blvd.
Milpitas, California 95035
Attention:  Chief Financial Officer
Facsimile:  408-933-4949

Email:  fuad.ahmad@globalstar.com

3.        Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.

4.        Confirmation of the Share Lending Agreement.  Except as amended hereby, the Share Lending Agreement shall remain in full force and effect and is hereby confirmed in all respects.

5.        Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

GLOBALSTAR, INC.			MERRILL LYNCH INTERNATIONAL
as Lender			as Borrower

By:	/s/ Fuad Ahmad		By:	/s/ Angelina Topes
	Name:	Fuad Ahmad		Name:	Angelina Topes
	Title:	CFO		Title:	Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Borrowing Agent

By:	/s/ Fran Jacobson
	Name:	Fran Jacobson
	Title:	VP